EXHIBIT II


                         ASSIGNMENT FORM


          FOR VALUE RECEIVED,

hereby sells, assigns and transfers all of the rights of the

undersigned under the attached Warrant (No.     ) with respect to

the number of shares of Versus Technology, Inc. Common Stock,

$.01 par value, covered thereby set forth below, unto:


Name of Assignee              Address             No. of Shares









Dated:

Signature:


Dated:

Witness: